Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: August 13, 2007

CRC Health Reports Operating Results

for the Quarter & Six Months Ended June 30, 2007

CUPERTINO, CA, August 13, 2007 – CRC Health Corporation (“CRC” or the “Company”), the nation’s largest substance abuse treatment and youth treatment provider, announced its results for the second quarter and six months ended June 30, 2007, reflecting contributions from the acquisition of Aspen Education Group, Inc. (“Aspen”) in the fourth quarter of 2006 and other acquisitions in 2006 and 2007, and continued organic growth. In the six months ended June 30, 2007, CRC completed one acquisition of a residential youth treatment facility and paid total cash consideration of $1.1 million, including acquisition related expenses.

Bain Capital Partners’ acquisition of CRC

On February 6, 2006, investment funds managed by Bain Capital Partners, LLC (“Bain”) completed the acquisition of CRC for approximately $723.0 million. As part of the acquisition, certain members of the CRC management team partnered with Bain by retaining an equity stake in CRC. The acquisition resulted in several large merger-related expenses during the year ended December 31, 2006. CRC’s pro forma results excluding these non-recurring items can be derived from the reconciliation of non-GAAP “EBITDA from continuing operations” to non-GAAP “Adjusted Pro Forma EBITDA”, presented below. CRC refers to the February 6, 2006 Bain acquisition, the related mergers and related financings as the “Transactions.”

The date of the Bain acquisition was February 6, 2006, but for accounting purposes and to coincide with its normal financial closing, CRC has utilized February 1, 2006 as the effective date of the Bain acquisition. As a result, CRC has reported operating results and financial position for all periods presented prior to February 1, 2006 as those of the Predecessor Company and for all periods from and after February 1, 2006 as those of the Successor Company due to the resulting change in the basis of accounting. CRC’s operating results for the six months ended June 30, 2006 are presented as the mathematical addition of the Predecessor Company’s operating results for the one month ended January 31, 2006 to the Successor Company’s operating results for the five months ended June 30, 2006. This approach is not consistent with accounting principles generally accepted in the United States of America (“GAAP”) and may yield results that are not strictly comparable on a period-to-period basis primarily due to the impact of purchase accounting entries recorded as a result of the Transactions. However, CRC’s management believes that it is a meaningful way to present CRC’s results of operations for the six months ended June 30, 2006.

Historical Financial Results

Second Quarter and Six Months Ended June 30, 2007 Financial Results:

•

Net revenue for the second quarter of 2007 increased by $53.7 million, or 86.4%, to $115.8 million as compared to $62.1 million for the second quarter of 2006. Of the $53.7 million increase, the youth treatment division contributed $41.2 million and the remaining net revenue growth was driven by net revenue increases of $9.1 million, or 22.9%, and $3.4 million, or 15.1%, in CRC’s residential and outpatient treatment divisions, respectively. The net revenue growth in the residential and outpatient treatment divisions was mainly driven by increases of $5.5 million and $1.4 million, respectively, resulting from the 2006 acquisitions that were not included in the results of operations for the second quarter of 2006. In addition, same-facility revenue growth in residential and outpatient treatment divisions of $2.9 million, or 7.3%, and $1.0 million, or 4.6%, respectively, resulted from increases in average daily census and net revenue per patient day and contributed to the net revenue growth. The remaining net revenue growth in the residential and outpatient treatment divisions was driven by start-up facilities.

•

Net revenue for the six months ended June 30, 2007 increased by $103.1 million, or 85.5%, to $223.7 million as compared to $120.6 million for the same period in 2006. Of the $103.1 million increase, the youth treatment division contributed $76.9 million and the remaining net revenue growth was driven by net revenue increases of $19.6 million, or 25.6%, and $6.6 million, or 15.2%, in CRC’s residential and outpatient treatment divisions, respectively. The net revenue growth in the residential and outpatient treatment divisions was mainly driven by increases of $13.2 million and $2.8 million, respectively, resulting from the 2006 acquisitions and the Transactions that were not included in the results of operations during the six months ended June 30, 2006. In addition, same-facility revenue growth in residential and outpatient treatment divisions of $5.2 million, or 6.7%, and $2.1 million, or 5.1%, respectively, resulted from increases in average daily census and net revenue per patient day and contributed to the net revenue growth. The remaining net revenue growth in the residential and outpatient treatment divisions was driven by start-up facilities.

•

CRC’s operating margin was 16.3% for the second quarter of 2007, as compared to 21.9% for the second quarter of 2006. The decline in operating margin in 2007 was primarily attributable to lower operating margins associated with the Aspen acquisition.

On a same-facility basis, CRC’s operating margin increased to 36.9% for the second quarter of 2007, as compared to 36.4% for the second quarter of 2006.

•

CRC’s operating margin was 15.2% for the six months ended June 30, 2007, as compared to (14.3)% for the same period in 2006. The operating margin for 2006 was primarily impacted by non-recurring expenses of $43.7 million related to the Transactions. CRC did not incur such non-recurring expenses during the six months ended June 30, 2007 but was partially impacted by lower operating margins associated with the Aspen acquisition. On a same-facility basis, CRC’s operating margin increased to 36.7% for the six months ended June 30, 2007, as compared to 36.3% for the same period in 2006.

•

Net income as a percentage of consolidated net revenue for the second quarter of 2007 was 2.5% compared to 2.8% in the second quarter of 2006. The slight decline in net income percentage in the second quarter of 2007 was primarily due to an increase in interest expenses of $4.2 million resulting mainly from the additional borrowings related to the Aspen acquisition.

•

Net income as a percentage of consolidated net revenue for the six months ended June 30, 2007 was 1.3% compared to (30.1)% in the six months ended June 30, 2006. The negative net income percentage for the six months ended June 30, 2006 was mainly due to the operating margin decline as described above. The net income percentage for the six months ended June 30, 2007 was not impacted by the non-recurring expenses related to the Transactions but was primarily impacted by an increase in interest expenses of $10.4 million resulting mainly from the additional borrowings related to the Aspen acquisition.

Pro Forma Financial Results

Adjusted pro forma EBITDA was $26.6 million for the quarter ended June 30, 2007, compared to $25.7 million for the quarter ended June 30, 2006, an increase of $0.9 million, or 3.5%. Adjusted pro forma EBITDA was $50.8 million for the six months ended June 30, 2007, compared to $48.0 million for the six months ended June 30, 2006, an increase of $2.8 million, or 5.7%.

In order to supplement its condensed consolidated financial statements presented in accordance with GAAP, CRC is providing a summary to show the computation of earnings before interest, taxes, depreciation and amortization (“EBITDA”), as well as adjusted pro forma EBITDA. Adjusted pro forma EBITDA takes into account certain adjustments which are excluded from EBITDA for purposes of various covenants in the indenture governing CRC’s 10 3/4% senior subordinated notes due 2016 and its senior secured credit facility, as amended to date. CRC believes that the adjusted pro forma

EBITDA information presented provides useful information to both management and investors concerning its ability to meet its future debt obligations and to comply with certain covenants in its borrowing arrangements that are tied to these measures. CRC also believes that including the effect of these items allows management and investors to better compare CRC’s financial performance from period-to-period, and to better compare CRC’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with GAAP.

The unaudited adjusted pro forma EBITDA for the periods presented gives effect to the 2006 acquisitions as if they had occurred on January 1, 2006. The pro forma adjustments are based upon available information and certain assumptions that CRC believes are reasonable. The pro forma adjusted EBITDA is for informational purposes only and does not purport to represent what CRC’s results of operations or financial position would have been if the 2006 acquisitions occurred at any date, nor does such information purport to project the results of operations for any future period.

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 30, 2007 AND DECEMBER 31, 2006 (SUCCESSOR)

(In thousands, except share amounts)
	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,192	$4,206
Accounts receivable, net of allowance for doubtful accounts of $8,510 in 2007 and $8,235 in 2006	33,140	33,805
Prepaid expenses	7,592	7,675
Other current assets	3,836	2,261
Income taxes receivable	6,821	6,496
Deferred income taxes	7,226	7,052

Total current assets	61,807	61,495
PROPERTY AND EQUIPMENT—Net	104,453	94,976
GOODWILL	705,383	702,425
INTANGIBLE ASSETS—Net	395,363	400,714
OTHER ASSETS	27,236	29,178

TOTAL ASSETS	$1,294,242	$1,288,788

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,781	$6,714
Accrued liabilities	33,604	34,827
Current portion of long-term debt	8,140	10,743
Other current liabilities	34,830	27,941

Total current liabilities	83,355	80,225
LONG-TERM DEBT—Less current portion	616,619	615,785
OTHER LONG-TERM LIABILITIES	2,942	5,526
DEFERRED INCOME TAXES	146,887	149,827

Total liabilities	849,803	851,363

MINORITY INTEREST	111	251
STOCKHOLDER’S EQUITY:
Common stock, $0.001 par value—1,000 shares authorized; 1,000 shares issued and outstanding at June 30, 2007 and December 31, 2006
Additional paid-in capital	435,783	433,652
Retained earnings	8,545	3,522

Total stockholder’s equity	444,328	437,174

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,294,242	$1,288,788

CRC HEALTH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands) (Unaudited)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	Five Months Ended June 30, 2006	One Month Ended January 31, 2006
	(Successor)	(Successor)	(Successor)	Combined	(Successor)	(Predecessor)
NET REVENUE:
Net client service revenue	$114,384	$60,971	$220,866	$118,141	$98,781	$19,360
Other revenue	1,409	1,161	2,857	2,443	1,953	490

Net revenue	115,793	62,132	223,723	120,584	100,734	19,850

OPERATING EXPENSES:
Salaries and benefits	56,380	28,371	111,688	56,130	46,865	9,265
Supplies, facilities and other operating costs	33,384	16,396	64,120	31,276	26,715	4,561
Provision for doubtful accounts	1,525	1,282	3,028	2,404	2,119	285
Depreciation and amortization	5,621	2,467	10,913	4,287	3,926	361
Acquisition related costs	—	—	—	43,710	—	43,710

Total operating expenses	96,910	48,516	189,749	137,807	79,625	58,182

INCOME (LOSS) FROM OPERATIONS	18,883	13,616	33,974	(17,223)	21,109	(38,332)
INTEREST EXPENSE, NET	(14,813)	(10,598)	(29,802)	(19,420)	(16,915)	(2,505)
OTHER FINANCING COSTS	—	—	—	(10,655)	—	(10,655)
OTHER INCOME	766	943	417	1,565	1,510	55

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,836	3,961	4,589	(45,733)	5,704	(51,437)
INCOME TAX EXPENSE (BENEFIT)	1,974	2,234	1,873	(9,492)	2,952	(12,444)
MINORITY INTEREST IN LOSS OF A SUBSIDIARY	(52)	—	(152)	—	—	—

NET INCOME (LOSS)	$2,914	$1,727	$2,868	$(36,241)	$2,752	$(38,993)

Reconciliation of GAAP “Cash flows provided by (used in) operating activities” to non-GAAP “EBITDA from continuing operations” and Reconciliation of non-GAAP “EBITDA from continuing operations” to GAAP “Net income”

(In thousands) (unaudited)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	Five Months Ended June 30, 2006	One Month Ended January 31, 2006
	(Successor)	(Successor)	(Successor)	Combined	(Successor)	(Predecessor)
Cash flows provided by (used in) operating activities	$20,732	$12,727	$20,976	$(5,325)	$(6,526)	$1,201
Write-off of debt discount and capitalized financing costs	—	—	—	(10,655)	—	(10,655)
Amortization of debt discount and capitalized financing costs	(1,153)	(615)	(2,248)	(1,312)	(1,150)	(162)
Stock-based compensation	(1,055)	(962)	(2,143)	(19,256)	(1,590)	(17,666)
Deferred income taxes	428	133	870	391	391	—
Net effect of changes in non-current net assets	(212)	(129)	(410)	(1,541)	(210)	(1,331)
Net effect of working capital changes	(10,205)	(6,960)	(3,264)	5,744	15,763	(10,019)
Interest expense and other financing costs	14,813	10,598	29,802	30,075	16,915	13,160
Income tax expense (benefit)	1,974	2,234	1,873	(9,492)	2,952	(12,444)

EBITDA from continuing operations	25,322	17,026	45,456	(11,371)	26,545	(37,916)
Interest expense and other financing costs	(14,813)	(10,598)	(29,802)	(30,075)	(16,915)	(13,160)
Income tax (expense) benefit	(1,974)	(2,234)	(1,873)	9,492	(2,952)	12,444
Depreciation and amortization	(5,621)	(2,467)	(10,913)	(4,287)	(3,926)	(361)

Net income (loss)	$2,914	$1,727	$2,868	$(36,241)	$2,752	$(38,993)

Reconciliation of non-GAAP “EBITDA from continuing operations” to non-GAAP “Adjusted pro forma EBITDA”

(In thousands) (unaudited)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
EBITDA from continuing operations	$25,322	$17,026	$45,456	$(11,371)
Pre-acquisition Adjusted EBITDA from Aspen acquisition	—	6,587	—	10,612
Pre-acquisition Adjusted EBITDA from other acquisitions in 2006	—	1,453	—	2,693
Expenses incurred related to the Transactions	—	39	—	43,749
Unrecognized profit on deferred revenue	489	—	2,588	1,474
Stock-based compensation expense	1,055	962	2,143	1,590
Gain on interest rate swap	(768)	(951)	(462)	(1,573)
Gain on fixed asset disposal	—	—	(10)	(4)
Management fees to Sponsor	532	520	1,032	818
Minority interest in loss of a subsidiary	(52)	—	(152)	—
Franchise taxes	—	23	145	31
Other miscellaneous non-cash charges	(4)	7	43	7

Adjusted Pro forma EBITDA	$26,574	$25,666	$50,783	$48,026

CRC Health Corporation

Selected Statistics

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Residential treatment facilities data
Number of inpatient facilities—end of period	28	22	28	22
Number of outpatient facilities—end of period	15	18	15	18
Available beds—end of period	1,750	1,421	1,750	1,421
Average daily census	1,462	1,234	1,462	1,222
Occupancy rate	83.7%	87.5%	83.8%	88.4%
Net revenue per patient day	$366.70	$353.71	$363.24	$345.90

Youth treatment facilities data
Number of facilities—end of period	37	—	37	—
Average daily census	1,695	—	1,638	—
Net revenue per student day	$267.35	$—	$259.44	$—

Outpatient treatment facilities data
Number of outpatient treatment facilities—end of period	60	50	60	50
Average daily census	25,155	22,175	24,905	21,958
Net revenue per patient day	$11.20	$11.04	$11.19	$11.02

Conference Call

CRC will host a conference call, open to all interested parties, on Thursday, August 16, 2007 beginning at 10:00 AM Pacific Daylight Time (1:00 PM Eastern Daylight Time). The number to call within the United States is (888) 202-2422. Participants outside the United States should call (913)-981-5592. The conference ID is 5806248. A replay of the conference call will be available starting three hours after the completion of the call until Thursday, August 23, 2007. The replay number for callers within the United States is (888)-203-1112 or (719)-457-0820 from outside the United States and the conference ID for all callers is 5806248.

Forward-Looking Statements

This press release includes or may include “forward-looking statements.” All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although CRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in government reimbursement for CRC’s services; our substantial indebtedness; changes in applicable regulations or a government investigation or assertion that CRC has violated applicable regulations; attempts by local residents to force our closure or relocation; the potentially difficult, unsuccessful or costly integration of recently acquired operations and future acquisitions; the potentially difficult, unsuccessful or costly opening and operating of new treatment facilities; the possibility that commercial payors for CRC’s services may undertake future cost containment initiatives; the limited number of national suppliers of methadone used in CRC’s outpatient treatment clinics; the failure to maintain established relationships or cultivate new relationships with patient referral sources; shortages in qualified healthcare workers; natural disasters such as hurricanes, earthquakes and floods; competition that limits CRC’s ability to grow; the potentially costly implementation of new information systems to comply with federal and state initiatives relating to patient privacy, security of medical information and electronic transactions; the potentially costly implementation of accounting and other management systems and resources in response to financial reporting and other requirements; the loss of key members of CRC’s management; claims asserted against CRC or lack of adequate available insurance; and certain restrictive covenants in CRC’s debt documents.